SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2003

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Item 5.    Other Events

The board of directors of Coinstar, Inc. has set June 12, 2003 as the date for Coinstar’s annual shareholders’ meeting. The deadline for receiving shareholder proposals for inclusion in Coinstar’s proxy statement for this year’s annual general meeting is March 10, 2003. To be considered timely under Coinstar’s bylaws, shareholder proposals must be submitted no earlier than 90 days or later than 60 days prior to June 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/S/ DAVID W. COLE
David W. Cole Chief Executive Officer

Dated: February 6, 2003